Exhibit 99(j)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about May 18, 2011.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
May 18, 2011